UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

Regional Health Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Crown Pointe Parkway Suite720
Atlanta, Georgia		30338
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 678 869-5116

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered (1)
Common Stock, no par value	RHEP	N/A
10.875% Series A Cumulative Redeemable Preferred Stock, no par value	RHEPA	N/A

(1) On June 11, 2025, NYSE American LLC (“NYSE American”) filed a Form 25 with the U.S. Securities and Exchange Commission to delist Regional Health Properties, Inc.’s (“Regional”) common stock, no par value (the “Common Stock”), and Regional’s Series A Redeemable Preferred Shares, no par value (the “Series A Preferred Stock”), from NYSE American. The Common Stock and the Series A Preferred Stock trade on the OTCQB under the symbols “RHEP” and “RHEPA,” respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 19, 2026, Regional Health Properties, Inc. made available a slide presentation that accompanied Regional's presentation at the Sidoti Micro Cap Conference on March 19, 2026. These slides are available on Regional's investor relations website at www.regionalhealthproperties.com

A copy of the presentation is furnished hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Regional Health Properties, Inc.. Company Overview

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 18, 2026	By:	/s/ Brent Morrison
Name: Brent Morrison Title: Chief Executive Office & President